UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2006

HILL INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50781	20-0953973
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Lippincott Centre, Marlton, NJ	08053
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 810-6200

Arpeggio Acquisition Corporation

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(b) Hill International, Inc. (the “Registrant”) has engaged Amper, Politziner & Mattia, P.C. (“APM”) as its independent registered public accountants, effective August 14, 2006. The decision to engage APM as the Registrant’s independent registered public accountants was made by the Audit Committee of the Board of Directors of the Registrant.

During the Registrant’s two most recent fiscal years and the interim period preceding the engagement of APM, the Registrant has not consulted with APM regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, resulting in provision of a written report or oral advise to the Registrant which APM concluded was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue. In addition, during the Registrant’s two most recent fiscal years and the interim period preceding the engagement of APM, the Registrant has not consulted with APM regarding any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-B) or reportable event (as defined in paragraph (a)(1)(v) of Item 304 of Regulation S-B).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

By: /s/ Irvin E. Richter
Name: Irvin E. Richter
Dated:August 18, 2006	Title: Chairman and Chief Executive Officer